Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of EClips Energy Technologies, Inc. (the “Company”) on Form 10-K/A for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Benjamin C. Croxton, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ECLIPS ENERGY TECHNOLOGIES, INC.

/s/:  Benjamin C. Croxton

BENJAMIN C. CROXTON,

Chief Executive Officer

Chief Financial Officer

July 16, 2009